UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

March 29, 2023

SUPERIOR DRILLING PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Utah	46-4341605
(State of Incorporation)	(I.R.S. Employer Identification No.)

1583 South 1700 East Vernal, Utah	84078
(Address of principal executive offices)	(Zip code)

Commission File Number: 001-36453

Registrant’s telephone number, including area code: (435) 789-0594

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Exchange Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.001 par value	SDPI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 1.01 Entry into a Material Definitive Agreement.

On March 29, 2023, but effective March 31, 2023, Superior Drilling Products, Inc. (the “Company”) entered into the Fourth Amended and Restated Loan Agreement (the “Loan Agreement”) and the Fourth Amended and Restated Promissory Note (the “Note”) with Tronco Energy Corporation (“Tronco”). The obligations of Tronco are guaranteed by G. Troy Meier, Chief Executive Officer of the Company, and Annette Meier, Chief Operating Officer and President of the Company. Pursuant to the Note, Tronco will make payments to the Company of $750,000 annually commencing on March 31, 2024 through March 31, 2033, provided that the final payment shall include all remaining outstanding principal and interest. Interest will continue to accrue on the Note at 2.8% per annum. The security for the obligations under the Loan Agreement and the Note remains the same.

In the event the average closing price for the Company’s common stock for 10 consecutive trading days is equal to or greater than $3.00 per share, Tronco shall pay fifty percent of the then outstanding principal balance together with all accrued, unpaid interest within ten days of the date on which the 10 day trading average first equals or exceeds $3.00. In the event the average closing price for 10 consecutive trading days is $4.00 per share or greater, Tronco shall pay the entire outstanding principal balance together with all accrued, unpaid interest within ten (10) days of the date on which the 10 day average first equals or exceeds $4.00.

In addition, in the event of a sale of all or substantially all of the assets or a controlling equity interest in the Company, Tronco and the Meiers must utilize the proceeds received from such sale to pay the entire outstanding principal balance on the Note together with all accrued, unpaid interest.

Item 1.02 Termination of a Material Definitive Agreement.

On March 30, 2023, the Company and its subsidiary Hard Rock Solutions, LLC (“Hard Rock”) sent notice to Bin Zayed Petroleum for Investment Ltd. (“BZP”) of the termination of the Exclusive Channel Partner and Distribution Agreement dated effective June 26, 2022. Hard Rock sent a letter to BZP on February 3, 2023 citing eight breaches by BZP of the agreement which had different grace periods for cure, and giving BZP the opportunity to cure such violations. All the grace periods for curing the defaults passed with no response from BZP.

Under the agreement, BZP was engaged as the exclusive distributor of the Company’s Drill N Ream tool within a territory including the Middle East and North Africa. BZP had the exclusive right to distribute and market, for lease or rental, and to provide limited servicing, of the Drill N Ream tool within such territory on pricing and other terms specified in the agreement. The agreement had an initial term of three years with renewal provisions at the option of the parties, and was subject to the achievement of certain ongoing performance and revenue targets.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Fourth Amended and Restated Promissory Note between Superior Drilling Products, Inc. and Tronco Energy Corporation dated March 31, 2023.

10.2	Fourth Amended and Restated Loan Agreement between Superior Drilling Products, Inc. and Tronco Energy Corporation dated March 31, 2023.

10.3	Exclusive Channel Partner and Distribution Agreement dated effective June 26, 2022 among Bin Zayed Petroleum for Investment Ltd., Hard Rock Solutions, LLC and Superior Drilling Products, Inc. (incorporated by reference from Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on June 29, 2022).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2023

SUPERIOR DRILLING PRODUCTS, INC.

/s/ Christopher D. Cashion
Christopher D. Cashion
Chief Financial Officer